                                                                  Exhibit (4)(q)
                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of April 23, 2003 (this "Trust Agreement"), among (i) WEYERHAEUSER COMPANY, a Washington corporation, as sponsor (the "Sponsor"), (ii) CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee, and (iii) JEFFREY W. NITTA, an individual, as trustee (together with any other trustees of the Trust, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "Weyerhaeuser Capital Trust I" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

         2. The Sponsor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10.00. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the benefit of the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Trust Act.

         3. The Sponsor and the Trustees will enter into an amended and restated trust agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities. Prior to the execution and delivery of such amended and restated trust agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as the Sponsor directs in order to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as agent of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust,
(A) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and
(B) a Registration Statement on Form 8-A

                                                                  Exhibit (4)(q)


(the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust, and (v) to execute on behalf of the Trust that certain underwriting agreement relating to the Preferred Securities, among the Trust, the Sponsor and the several underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

         5. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Sponsor.

         6. (a) The Trustees and their officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any

                                                                  Exhibit (4)(q)


other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

         (c) The Sponsor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each of the Fiduciary Indemnified Persons from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Fiduciary Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) to be incurred by the Fiduciary Indemnified Persons in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Sponsor of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in this subsection (c).

         (d) The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

         7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         8. This Trust Agreement may be executed in one or more counterparts.

         9. The Trust may dissolve without issuing any Trust Securities at the election of the Sponsor. Upon dissolution, after the payment or reasonable provision for payment of all liabilities of the Trust as required by applicable law, the Trustees shall file a certificate of cancellation in accordance with the Trust Act and the Trust and this Trust Agreement shall terminate.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  Exhibit (4)(q)


         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                              WEYERHAEUSER COMPANY, as Sponsor


                                              By:  /s/ Jeffrey W. Nitta
                                                   ----------------------------
                                              Name:  Jeffrey W. Nitta
                                              Title: Vice President/Treasurer

                                              CHASE MANHATTAN BANK USA, NATIONAL
                                              ASSOCIATION, as Trustee


                                              By:  /s/ John J. Cashin
                                                   ----------------------------
                                              Name:  John J. Cashin
                                              Title: Vice President

                                              /s/ Jeffrey W. Nitta
                                              ---------------------------------
                                              JEFFREY W. NITTA, as Trustee

                                                                  Exhibit (4)(q)


                                    EXHIBIT A

              CERTIFICATE OF TRUST OF WEYERHAEUSER CAPITAL TRUST I

         THIS Certificate of Trust of Weyerhaeuser Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.)(the "Act").

         1. Name. The name of the statutory trust formed hereby is Weyerhaeuser Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713,
Attn: Institutional Trust Services.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

                                              CHASE MANHATTAN BANK USA, NATIONAL
                                              ASSOCIATION, as Trustee


                                              By:
                                                   ----------------------------
                                              Name:
                                              Title:

                                              ---------------------------------
                                              JEFFREY W. NITTA, as Trustee